UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 8, 2015

Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA		19044
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on March 8, 2016. There were 170,523,454 shares of common stock eligible to vote at the meeting.
The final voting results for each proposal submitted to a vote of the Company's stockholders are as follows:
Proposal One – Election of Directors:

	FOR	WITHHELD	BROKER NON-VOTES
Robert I. Toll	126,386,563	3,101,297	13,773,806
Douglas C. Yearley, Jr.	126,488,235	2,999,625	13,773,806
Robert S. Blank	126,188,142	3,299,718	13,773,806
Edward G. Boehne	120,082,627	9,405,233	13,773,806
Richard J. Braemer	126,324,469	3,163,391	13,773,806
Christine N. Garvey	126,511,736	2,976,124	13,773,806
Carl B. Marbach	124,921,770	4,566,090	13,773,806
John A. McLean	129,011,740	476,120	13,773,806
Stephen A. Novick	124,941,060	4,546,800	13,773,806
Paul E. Shapiro	124,927,356	4,560,504	13,773,806
Proposal Two – Ratification of the Re-Appointment of Independent Registered Public Accounting Firm:

FOR	AGAINST	ABSTAIN
142,407,524	760,348	93,794
Proposal Three – Advisory and Non-Binding Vote on Executive Compensation (Say on Pay):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
126,582,891	2,774,488	130,481	13,773,806

Proposal Four – Approval of the Toll Brothers, Inc. Stock Incentive Plan for Non-Executive Directors:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
124,362,794	5,033,230	91,836	13,773,806

Proposal Five – Approval of Amendment to the Toll Brothers, Inc. Second Restated Certificate of Incorporation, as Amended:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
129,315,907	133,631	38,322	13,773,806

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	March 9, 2015	By:	Joseph R. Sicree
Joseph R. Sicree Senior Vice President, Chief Accounting Officer